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                                                                  EXHIBIT 1(d)

                MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                         Establishment and Designation
                                       of
                    Merrill Lynch Premier Institutional Fund

        The undersigned, being a majority of the Trustees of Merrill Lynch Funds For Institutions Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.9 of the Declaration of Trust dated May 7, 1987 (the "Declaration") of the Trust, do hereby divide the shares of beneficial interest of the Trust, par value $.01 per share (the "Shares"), to create a separate Series, within the meaning of said Section 6.9, as follows:

        1. The Series is designated the "Merrill Lynch Premier Institutional Fund" (referred to herein as the "Fund").

        2. Shares of the Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

        3. The purchase price of Shares of the Fund, the method of determination of net asset value of the Fund, the price, terms and manner of redemption of Shares of the Fund, and the relative dividend rights of holders of Shares of the Fund shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the currently effective prospectus and statement of additional information relating to shares of the Fund, as amended from time to time, under the Securities Act of 1933, as amended.
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        IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 9th day of December 1996.


/s/ A. BRUCE BRACKENRIDGE                /s/ CHARLES C. CABOT, JR.
---------------------------------        ---------------------------------
    A. Bruce Brackenridge                    Charles C. Cabot, Jr.


/s/ ROBERT W. CROOK                      /s/ JAMES T. FLYNN
---------------------------------        ---------------------------------
    Robert W. Crook                          James T. Flynn


/s/ TERRY K. GLENN                       /s/ GEORGE W. HOLBROOK, JR.
---------------------------------        ---------------------------------
    Terry K. Glenn                           George W. Holbrook, Jr.


/s/ W. CARL KESTER
---------------------------------
    W. Carl Kester

        The Declaration of Trust establishing Merrill Lynch Funds For Institutions Series, dated May 7, 1987, a copy of which, together with all amendment thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Funds For Institutions Series" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Funds For Institutions Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.



                                      -2-


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COMMONWEALTH OF MASSACHUSETTS  )
                               )   ss.:
COUNTY OF SUFFOLK              )


        Before me, Patricia A. Schena, a Notary Public in and for the County of Suffolk, Commonwealth of Massachusetts, personally appeared this day A. Bruce Brackenridge, Charles C. Cabot, Jr., Robert W. Crook, James T. Flynn, Terry K. Glenn, George W. Holbrook, Jr. and W. Carl Kester, known to me to be the same persons whose names are affixed to the foregoing instrument, and who acknowledged to me that they executed the same as their free and voluntary act, and

        WITNESS my hand and notarial seal this 9th day of December, 1996.


                                            /s/ Patricia A. Schena
                                            ---------------------------------
                                            Notary Public in and for
                                            said County and Commonwealth


                                                    Patricia A. Schena
                                            ---------------------------------
                                                       Notary Public
                                                       My Commission
                                                           Expires
                                                      February 6, 1998